EXHIBIT 10.3

SECOND AMENDMENT TO LETTER AGREEMENT

     This Second Amendment to Letter Agreement (the "Amendment") is made effective as of April 26, 2010, by and between Neiman Marcus, Inc., a Delaware corporation (the "Company") and Burton M. Tansky ("Tansky").

W I T N E S S E T H:

     WHEREAS, the Company and Tansky entered into a letter agreement dated October 4, 2005, regarding the opportunity to acquire shares and options (the "Letter Agreement");

     WHEREAS, at the time of the Letter Agreement, Tansky held non-qualified stock options of The Neiman Marcus Group, Inc. (the "Rollover Options") which were evidenced by Non-Qualified Stock Option Agreements (the "Rollover Agreements");

     WHEREAS, the Letter Agreement provided for the assumption and adjustment of the Rollover Options (the "Newco Options");

     WHEREAS, the Newco Options are evidenced by the Rollover Agreements as amended by the Letter Agreement;

     WHEREAS, the Letter Agreement was amended effective January 1, 2009; and

     WHEREAS, the Company desires to amend the Letter Agreement with regard to the period of exercisability of the Newco Options following Tansky's termination of employment in certain circumstances in a manner that will not be treated as an extension of a stock right pursuant to Treasury Regulation Section 1.409A-1(b)(5)(v)(C)(1);

     NOW, THEREFORE, in consideration of the premises, the parties do hereby agree as follows:

     1.     Section 3 of the Letter Agreement is hereby amended by the addition of the following as subsection (f) to the end thereof:

(f)

in the event that Tansky's employment with NMG terminates for any reason other than Cause (as defined in the October 6, 2005 Employment Agreement, as amended, between Tansky, NMG, Newton Acquisition Merger Sub, Inc., and the Company), the Newco Options will remain outstanding and exercisable until the tenth (10th) anniversary of the original date of grant of the Rollover Options.

     2     Except as otherwise specifically set forth herein, all other terms and conditions of the Letter Agreement shall remain in full force and effect.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the day and year first written above.

NEIMAN MARCUS, INC.

By:	/s/ Nelson A. Bangs

Its:	Senior Vice President

/s/ Burton M. Tansky